Exhibit 10.3

RETENTION BONUS AGREEMENT

This Retention Bonus Agreement (the “Agreement”) is effective as of January 1, 2023 (the “Effective Date”), by and between Telkonet, Inc. (the “Company”) and [●] (the “Executive”). The Company and Executive are referred to from time to time in this Agreement individually as a “Party” and together as the “Parties.”

Background

A.	Executive is an employee of the Company.

B.	The Company desires to provide Executive with a bonus upon Executive remaining employed by the Company during the Retention Period.

Now, therefore, the Parties agree as follows.

Agreement

1.                  Bonus. As additional employment compensation, if Executive remains an employee in good standing with the Company from the Effective Date through the third anniversary of the Effective Date (the “Retention Period”), then the Company shall pay Executive a bonus (the “Retention Bonus”) in an amount equal to ten percent (10%) of the aggregate Base Salary (as defined in Executive’s employment agreement) paid to Executive over the three-year Retention Period. The Retention Bonus shall be paid in a single lump sum no later than the 15th day of the third month following the Retention Period, and shall be subject to all applicable withholdings, taxes, and other deductions. The Retention Bonus shall be in addition to any other performance bonus which may be owing to Executive at the applicable time.

2.                  Effect of Termination or Resignation. If the Company terminates Executive’s employment with the Company for any reason or if Executive voluntarily resigns from Executive’s position with the Company before the end of the Retention Period, then the Company shall have (a) no obligation to pay the Retention Bonus to Executive, and (b) no other payment obligations owing to Executive arising under this Agreement.

3.                  Employment Status. Nothing in this Agreement shall alter Executive’s employment status. This Agreement shall not be deemed to create a contract of employment between the Company and Executive and shall create no right in Executive to continue in the Company’s employment for any specific period of time, or to create any other rights in Executive or obligations on the part of the Company, except as set forth in this Agreement.

4.                  Miscellaneous.

(a)               Successors and Assigns. The rights and obligations of the Company under this Agreement shall be binding upon and run in favor of the successors and assigns of the Company.

(b)               Amendment; Modification. This Agreement may be changed, modified or amended only in writing signed by both the Company and Executive.

(c)               Severability; Survival. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, then the remaining provisions of this Agreement shall nevertheless be binding upon the Parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the Parties under this Agreement shall survive the termination or expiration of the Agreement to the extent necessary to the intended preservation of such rights and obligations.

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(d)               Notice. Any notice, request, instruction or other document to be given under this Agreement by any Party to another Party shall be in writing and shall be deemed effective upon delivery to the other Party by certified mail (return receipt requested), delivery by messenger or overnight delivery service or fax to the then-most recently known address of the other Party.

(e)               Applicable Law; Venue.

(i)               This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without application of applicable conflict of law provisions. Any action relating to this Agreement shall be brought exclusively in the United States District Court of the Eastern District of Wisconsin or the courts of the State of Wisconsin located in Waukesha County, Wisconsin.

(ii)              Each Party knowingly, voluntarily and intentionally waives any rights it or he may have to a trial by jury in respect of any litigation based hereon or arising out of or in connection with this Agreement. This provision is a material inducement for the Parties to enter into this Agreement.

(f)                Entire Agreement. This Agreement represents the entire agreement between the Company and Executive with respect to the subject matter of this Agreement, and all prior and contemporaneous agreements relating to such subject matter (whether written or unwritten) are nullified and superseded by this Agreement.

(g)               Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies (whether electronic, fax or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

[Signature Page Follows]

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The Parties executed this Retention Bonus Agreement as of ___________, 2023.

The Company:

TELKONET, INC.

By: ______________________________

Name: ____________________________

Title: _____________________________

Executive:

______________________________

Signature

______________________________

Printed Name

[Signature Page to Retention Bonus Agreement]